SCHEDULE 14A
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GYRODYNE COMPANY OF AMERICA, INC.
1 FLOWERFIELD, SUITE 24
SAINT JAMES, NEW YORK 11780

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON
December 9, 2011

TO THE SHAREHOLDERS OF GYRODYNE COMPANY OF AMERICA, INC.:

NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that the Annual Meeting of Shareholders (the “Annual Meeting”) of Gyrodyne Company of America, Inc. (the “Company”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on December 9, 2011 at 11:00 a.m., Eastern Time.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

2.	To ratify the engagement of Holtz Rubenstein Reminick LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  By order of the Board of Directors, only shareholders of record at the close of business on October 26, 2011 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.  Enclosed in this mailing are the Notice of the 2011 Annual Meeting of Shareholders, Proxy Statement, Proxy Card, Annual Report and Attendance Registration Form.

To obtain an admittance card for the Annual Meeting, please complete the enclosed Attendance Registration Form and return it with your Proxy Card.  If your shares are held by a bank or broker, you may obtain an admittance card by returning the Attendance Registration Form your bank or broker forwarded to you.  If you do not receive an Attendance Registration Form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned.  For your convenience, we recommend that you bring your admittance card to the Annual Meeting so you can avoid registration and proceed directly to the Annual Meeting.  However, if you do not have an admittance card by the time of the Annual Meeting, please bring proof of share ownership to the registration area where our staff will assist you.

By Order of the Board of Directors,

Peter Pitsiokos
Corporate Secretary
November 10, 2011

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.  ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

GYRODYNE COMPANY OF AMERICA, INC.
1 FLOWERFIELD, SUITE 24
SAINT JAMES, NEW YORK 11780

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
December 9, 2011

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Gyrodyne Company of America, Inc. (“Gyrodyne” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, December 9, 2011 at 11:00 a.m., Eastern Time, at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, and at any and all adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 9, 2011.  This proxy statement, the proxy card and annual report are available at http://www.gyrodyne.com/proxy.php.

VOTING SECURITIES AND PROXIES

The Board has fixed the close of business on October 26, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  The securities which may be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”).  Holders of Common Stock are entitled to one vote per share. Shareholders do not have cumulative voting rights.  It is necessary for a quorum that record holders of a majority of the shares outstanding and entitled to vote as of the Record Date be represented by proxy or in person at the Annual Meeting.  The number of shares of Common Stock, the Company’s only authorized class of stock, outstanding on the Record Date was 1,482,680.  This Proxy Statement and the enclosed proxy card were mailed starting on or about November 14, 2011.

At the Annual Meeting, shareholders will consider and vote upon the following matters:  (i) the election of two (2) directors to a three-year term of office, (ii) the ratification of the engagement of independent accountants for the Company for the fiscal year ending December 31, 2011, and (iii) such other matters as may properly come before the meeting.

Proxies solicited by the Board will be voted in accordance with the instructions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the election of the nominees for director, and “FOR” the ratification of the engagement of independent accountants.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.  The proposal to ratify the appointment of independent accountants will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares entitled to vote.  A shareholder who abstains from voting on the proposal to ratify the appointment of independent accountants will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.  Abstentions will not be counted, however, either in favor of or against the proposal to ratify the appointment of independent accountants.  Generally, if shares are held in “street name”, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and elections of directors, even if not contested.  Even though our common stock is listed on the NASDAQ Capital Market, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at our annual meeting.  Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.  If you do not return your duly signed proxy card, your shares cannot be voted unless you attend the Annual Meeting and vote in person or present a duly signed proxy at the Annual Meeting.  Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors, who will not be directors or officers of the Company.  After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

On September 19, 2011, the Company entered into an agreement (the “Agreement”) with Full Value Partners L.P., Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Offshore Partners L.P., Full Value Special Situations Fund L.P., Kimball & Winthrop, Inc., Full Value Advisors LLC, Spar Advisors, LLC, Full Value Special Situations GP LLC, Bulldog Investors, Mr. Phillip Goldstein and Mr. Andrew Dakos (collectively, with each affiliate and associate of the foregoing, the “Bulldog Investors”) pursuant to which current director Naveen Bhatia will be nominated to serve on the Company’s Board of Directors and will be included on the Board’s slate of nominees for the Annual Meeting to serve in the class of directors with terms ending in 2014.  The Agreement supercedes the agreement executed by the parties on October 27, 2008.  Under the Agreement, the Bulldog Investors agreed to comply with certain standstill restrictions with respect to their ownership of Gyrodyne stock and certain other matters.  Additional information relating to the Agreement with the Bulldog Investors is contained in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 21, 2011.

The Company’s Board of Directors urges you to vote as follows on the proxy card enclosed with this Proxy Statement:

“FOR” the Board’s nominees for director; and

“FOR” the ratification of Holtz Rubenstein Reminick LLP as the Company’s independent accountants for 2011.

At the time this Proxy Statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the Annual Meeting.  The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person.  You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com.  None of the Company’s officers or employees will receive any extra compensation for soliciting you.  The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $5,500 plus reasonable out-of-pocket expenses.  MacKenzie Partners expects that approximately 20 of its employees will assist in the solicitation.  MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Gyrodyne common stock.  If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Gyrodyne common stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and to vote personally at the Annual Meeting.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
IN THIS PROXY STATEMENT

This Proxy Statement and the documents incorporated by reference into this Proxy Statement contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this Proxy Statement for the purpose of invoking these safe harbor provisions.  Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect.  Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne’s actual results to differ materially from anticipated results, such as the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital to develop the Company’s existing real estate and other risks detailed from time to time in the Company’s SEC reports.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS
(Proposal 1)

The By-Laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors.  The Board is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.  Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors.  At the Annual Meeting, two (2) directors of the Company are to be elected to three-year terms, each to serve until his successor is elected and has been qualified.  The Board of Directors of the Company has nominated Naveen Bhatia and Elliot H. Levine to three-year terms, upon the recommendation of our Nominating Committee.  Both nominees are members of the present Board of Directors of the Company, with terms expiring at the Annual Meeting.  Each properly executed proxy card received will be voted in accordance with the instruction given thereon.  Where no instructions are indicated, proxies will be voted “FOR” the election of the foregoing two (2) nominees as directors to serve three-year terms or until their respective successors shall be elected and shall qualify.  The nominees have consented to be named as nominees in the Proxy Statement and to serve as directors if elected.

Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board.

(a)           Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director	Current Board Term Expires

Nominees for Election

Naveen Bhatia Principal, Keffi Group, Ltd. Director of the Company	32	2008	2011

Elliot H. Levine CPA and Senior Member of Levine & Seltzer, LLP Director of the Company	58	2004	2011

Continuing Directors

Paul L. Lamb Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company	66	1997	2012

Nader G. M. Salour Principal, Cypress Realty of Florida, LLC Director of the Company	53	2006	2012

Richard B. Smith Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company	57	2002	2012

Ronald J. Macklin Deputy General Counsel, National Grid Director of the Company	49	2003	2013

Stephen V. Maroney President, CEO, and Director of the Company	69	1996	2013

Philip F. Palmedo Managing Director and Chairman, Kepler Asset Management LLC Director of the Company	77	1996	2013

(b)	Business Experience

Stephen V. Maroney, age 69, was initially engaged by the Company as an outside consultant in June 1996 and elected to the Board of Directors in July of that same year.  Mr. Maroney is the former President of Extebank, a Long Island based commercial bank with a presence in Nassau and Suffolk Counties and New York City.  Prior to that appointment, he served as Extebank’s Chief Financial Officer.  Mr. Maroney was appointed to the position of President and CEO by the Gyrodyne Board of Directors on March 14, 1999.  He also was the Company’s Chief Financial Officer and Treasurer from March 1999 through October 2009.  His career on Long Island spans a period of over 40 years and includes involvement in numerous civic, charitable and professional organizations.  The Board concluded that Mr. Maroney should serve as a director because of his years of experience in senior management positions and leadership roles in the Long Island and metropolitan New York business community.

Paul L. Lamb, age 66, has been a director since 1997 and became Chairman of the Board on March 14, 1999.  He is a founding partner in the law firm of Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law.  He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England.  The Board concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.

Philip F. Palmedo, age 77, was appointed to the Board of Directors in July 1996.  Since 2004, Mr. Palmedo has been Managing Director and Chairman of Kepler Asset Management.  From 1978-2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute.  He was a founder of all three companies.  Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements.  He has M.S. and Ph.D. degrees from M.I.T.  Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc. since 2005 and EHR Investments since 2001.  The Board concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.

Elliot H. Levine, age 58, was appointed to the Board of Directors in October 2004.  Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York.  He became a member of the American Institute of Certified Public Accountants in February 1978.  Mr. Levine’s work experience includes five years at Arthur Young, ten-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 15 years as senior member of Levine & Seltzer.  The Board concluded that Mr. Levine should serve as a director of the Company because of his 33 years of experience as a certified public accountant and in the real estate industry and field of taxation.

Richard B. Smith, age 57, was appointed to the Board of Directors in November 2002.  Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006.  He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005.  Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three years at L.I. Trust/Apple Bank.  He received an MBA in Finance from SUNY Albany in 1983.  Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society.  He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York.  The Board concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.

Ronald J. Macklin, age 49, was appointed to the Board of Directors in June 2003.  Mr. Macklin currently serves as Deputy General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991.  Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman.  He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School.  The Board concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.

Nader G.M. Salour, age 53, was appointed to the Board of Directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006.  Mr. Salour has been a Principal of Cypress Realty of Florida since 2000.  He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997, and as a Director of the Economic Council of Palm Beach County since 2004.  The Board concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

Naveen Bhatia, age 32, was elected to the Board of Directors in December 2008.  Mr. Bhatia is Principal of Keffi Group, Ltd., a private investment firm.  He was Co-Founder and Partner of Eagle Lake Capital, LLC, an investment management firm, from August 2003 to April 2009.  He was formerly an investment banking analyst for Rothschild Inc., an investment bank, from July 2001 to August 2003.  Mr. Bhatia has served on the Board of Directors of Cotton Holdings, Inc. (formerly CCLM Holdings, Inc.) since March 2009 and as Chairman since September 2010.  The Board concluded that Mr. Bhatia should serve as a director of the Company because he brings valuable financial expertise as co-founder of an investment firm with specific experience in analyzing and/or investing in real estate and with companies engaged in real estate investing.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.  THIS IS IDENTIFIED AS ITEM 1 ON THE ENCLOSED PROXY CARD.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table contains common stock ownership information for persons, other than the Company’s directors and executive officers, known by the Company to own beneficially more than 5% of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as of November 9, 2011.  In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of.  Beneficial ownership disclosure rules require registrants to include in common stock ownership information that number of shares which an individual has the right to acquire (such as stock options) within 60 days of the date this table was prepared; none of the persons included in the following table have any such rights.  Two or more persons may be considered the beneficial owner of the same shares.  We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.  In this Proxy Statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Bulldog Investors Phillip Goldstein Andrew Dakos 60 Heritage Drive Pleasantville, NY 10570	292,281(1)	19.71%

Gerard Scollan 80 Brown’s River Road Sayville, NY 11782	99,249(2)	6.69%

Leap Tide Capital Management, Inc. Jan Loeb 10451 Mill Run Circle Owings Mills, MD 21117	94,666(3)	6.38%

(1)
On November 7, 2008, Bulldog Investors, Phillip Goldstein and Andrew Dakos filed a joint Schedule 13D/A with the Securities and Exchange Commission stating that Bulldog Investors, a group of investment funds, Phillip Goldstein and Andrew Dakos (collectively, “Bulldog”) beneficially own an aggregate of 225,246 shares of Common Stock.  Based on subsequent information received from Bulldog in October 2011, we believe that the aggregate ownership of Common Stock amounts to 292,281 shares.  As set forth in the Schedule 13D/A, power to dispose and vote securities resides either with Mr. Goldstein, Mr. Dakos or with clients.

(2)
Includes 96,994 shares of Common Stock held by Lovin Oven Catering of Suffolk, Inc., of which Mr. Scollan is the majority shareholder.  Mr. Scollan has sole voting and dispositive power with respect to 2,255 shares, and shared voting and dispositive power with respect to 96,994 shares.

(3)
On February 12, 2010, Leap Tide Capital Management, Inc. and Jan Loeb filed a Schedule 13G/A with the Securities and Exchange Commission stating that each reporting person beneficially owns 94,666 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth as of November 9, 2011, the outstanding voting securities beneficially owned by the directors, director nominees and named executive officers individually and the number of shares owned by directors and executive officers as a group.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

Name, Position(s) with the Company	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock

Stephen V. Maroney, President, CEO and Director	68,187	(2)	4.60%
Paul L. Lamb, Chairman of the Board of Directors	29,578	(3)	1.99%
Philip F. Palmedo, Director	15,650	(4)	1.06%
Naveen Bhatia, Director	12,179		*
Peter Pitsiokos, Chief Operating Officer, Chief Compliance Officer and Secretary	0	(5)	*
Nader G.M. Salour, Director	1,648		*
Richard B. Smith, Director	1,000		*
Ronald J. Macklin, Director	566		*
Elliot H. Levine, Director	137		*
Gary J. Fitlin, Chief Financial Officer and Treasurer	0		*
All Directors and Executive Officers as a Group (Ten (10) Persons)	128,945		8.70% (6)

* Less than one percent of the total shares of outstanding stock.

(1)	For a definition of “beneficial ownership” see “Principal Shareholders.”

(2)	Consists of shares owned jointly and beneficially with Mr. Maroney’s spouse, with whom Mr. Maroney shares power to vote and dispose of the shares.

(3)
Consists of 2,277 shares held by Lamb & Barnosky, LLP Profit Sharing Plan, 11,923 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan and 15,378 shares in an IRA account.  Mr. Lamb is a Trustee of the Profit Sharing Plan and the Defined Benefit Plan.

(4)	Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.

(5)	Does not include his wife’s ownership of 7 shares, in which he denies any beneficial interest.

(6)	The percent of class is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of November 9, 2011.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were seven (7) regular and special meetings of the Board of Directors during the fiscal year ended December 31, 2010.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during the fiscal year ended December 31, 2010.

Independence

The majority of the members of and nominees for election to the Board of Directors are independent directors as defined by the listing requirements of the NASDAQ Stock Market.  The directors deemed to be independent under the independence standards of the NASDAQ Stock Market are Messrs. Lamb, Levine, Macklin, Palmedo, Salour, Smith and Bhatia.

Committees

The Board of Directors of the Company has established the following committees:

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its current members are Messrs. Smith (Chairman), Levine and Macklin.  The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited financial statements, internal financial controls and procedures and audit plans and recommendations.  The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent public accountants and evaluates the possible effect the performance of such services will have on the accountants’ independence.  The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com.  All of the members of the Audit Committee are independent directors as defined by the listing requirements of the NASDAQ Stock Market.  The Audit Committee met four (4) times during the fiscal year ended December 31, 2010.  All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and NASDAQ rules.

The Compensation Committee of the Company’s Board of Directors consists of Messrs. Levine (Chairman), Bhatia, Palmedo and Salour, all of whom the Board has determined are independent pursuant to the listing requirements of the NASDAQ Stock Market.  The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors.  The Compensation Committee does not have a charter.  The Compensation Committee also negotiates the terms of all employment contracts with executive officers which include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis.  The Compensation Committee met one (1) time during the fiscal year ended December 31, 2010.  The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders.  Beginning in 2006, the overriding objective of the Company's executive compensation program has been to incentivize management to carry out the Company's strategic plan for the future direction of the Company.  The goal of the strategic plan, which was first announced at the Company’s annual shareholders meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner.  The plan calls for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed), maximization of the value for the remaining 68 acres at Flowerfield, and vigorous pursuit of maximum value from the State of New York for the 245.5 acres of Flowerfield taken by eminent domain.  The Company believes that its executive compensation arrangements align executives' incentives with the creation of shareholder value.

The Nominating Committee consists entirely of non-employee directors and recommends guidelines to the Board regarding the size and composition of the Board and criteria for the selection of nominees.  It also recommends the slate of director nominees to be included in the Proxy Statement and recommends candidates for vacancies which may occur.  The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com.  Each member of the Nominating Committee is an independent director as defined by the listing standards of the NASDAQ Stock Market.  The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Sections 313 and 314 of the Company’s By-Laws.  The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications.  Nominations must be addressed to the Corporate Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors.  The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Committee seeks to monitor the skills and experience of the Company’s directors.  The Board does not have a formal policy with respect to diversity.  All identified candidates, including shareholder-proposed candidates, are evaluated by the Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time.  The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation.  The Committee met one (1) time during the fiscal year ended December 31, 2010 and its members currently are Messrs. Palmedo (Chairman), Salour and Smith.

Naveen Bhatia, who was originally nominated for election by the Board of Directors and elected by the shareholders at the 2008 Annual Meeting for a three-year term, was recommended by Bulldog Investors, the Company’s largest shareholder.  The Board of Directors agreed to nominate Mr. Bhatia pursuant to an agreement dated October 27, 2008 among the members of Bulldog Investors, Mr. Bhatia and the Company, pursuant to which Bulldog Investors agreed to comply with certain standstill restrictions with respect to their shares of Gyrodyne common stock.  The 2008 agreement was superseded by an agreement executed by the parties on September 19, 2011, pursuant to which Mr. Bhatia has been nominated and included on the Board’s slate of nominees for the Annual Meeting to serve in the class of directors with terms ending in 2014.  Additional information relating to the 2011 agreement is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2011.

Shareholder Communications with the Board of Directors

The Board does not currently provide a process for shareholders to send communications to the Board or any of the directors.  The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, email or in person. Shareholders also have meaningful access to the Board through the shareholder proposal process, which is described below in “2012 Shareholder Proposals.”

Board Leadership Structure and Oversight of Risk Management

The current leadership structure of our Board of Directors reflects a separation of the roles of chairman and principal executive officer.  This leadership structure is intended to provide our Board of Directors with an appropriate level of independence from management and encourage a high degree of autonomy within our Board of Directors.  The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks.  The Audit Committee assists the Board in the oversight of the risk management process.  In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company.  Last year all of the directors were in attendance at the annual meeting of the Company’s shareholders.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference in such other filings.  Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne Company of America, Inc. has issued the following report and affirmed that:

(i)	We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2010.

(ii)
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), relating to the conduct of the audit, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

(iii)
We have received from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and we have discussed with the independent accountant its independence with respect to the Company.

(iv)
Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Members of the Committee

Richard B. Smith (Chairman)
Elliot H. Levine
Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Peter Pitsiokos, age 52, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004.  He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004.  He has also been Secretary of the Company for over five years.  Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York.  He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven.  Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate.  He holds a law degree from Villanova University and a BA degree from Stony Brook University.

Gary J. Fitlin, age 46, joined the Company in October 2009 as its Chief Financial Officer and Treasurer.  Prior to joining the Company, he was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions.  Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration.  Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration.  He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2010 and 2009:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2010 and 2009; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)
Stephen V. Maroney	2010	220,000	0		0	0	0	0	0		220,000
President & CEO	2009	224,230	40,000	(A)	0	0	0	0	8,023	(B)	272,253

Peter Pitsiokos	2010	176,869	0		0	0	0	0	0		176,869
COO & Secretary	2009	180,270	45,000	(A)	0	0	0	0	4,081	(B)	229,351

Gary J. Fitlin	2010	158,000	0		0	0	0	0	75,000	(C)	233,000
CFO & Treasurer	2009	28,562	0		0	0	0	0	14,500	(C)	43,062

(A) Consists of performance bonuses issued to Mr. Maroney and Mr. Pitsiokos for $10,000 and $15,000, respectively, in June 2009 as well as performance bonuses to each of Mr. Maroney and Mr. Pitsiokos for $30,000 in December 2009, $10,000 of which will be deferred and paid to each of Mr. Maroney and Mr. Pitsiokos upon the earlier of a change in control or February 2011.

(B) Consists of vacation time paid in cash during the fiscal year.

(C) Consists of deferred cash compensation that vests annually each October and is payable at the earlier of termination, resignation, or October 2012.  Joined the Company in October 2009.

The Registrant has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.

Employment Agreements

The Company is a party to separate employment agreements with each of Mr. Maroney (the Company’s President and CEO) and Mr. Pitsiokos (the Company’s COO and Secretary).  Each employment agreement provides for an annual base salary and discretionary annual incentive cash bonuses and/or stock option awards (stock option awards are no longer available).  Each agreement provides for a severance benefit over a prescribed term in the event an executive’s employment is terminated without cause, if his duties are materially changed, if he terminates the agreement for “Good Reason” (as defined below) or if his employment is terminated in connection with a “Change-In-Control” (as defined below).  Each agreement also provides that no severance benefit is due in the event of an executive’s voluntary termination or a termination of employment by the Company for “Cause.”  Cause includes fraud, dishonesty, embezzlement, willful failure of the executive to follow directions of the Board, or any willful misconduct, criminal conviction, unexcused absence or similar conduct or activities.  The agreements provide that upon termination of employment by the Company without Cause or by the executive for Good Reason or following a Change-In-Control, Mr. Maroney or Mr. Pitsiokos, as the case may be, has the right to receive a cash severance payment and certain other benefits until the third anniversary following termination.  Each employment agreement may be terminated in the event of death or disability.  On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the agreements which had originally provided for an evergreen three-year term.  As a result, the term of the employment agreements ends on June 12, 2012.

Each of Mr. Maroney and Mr. Pitsiokos may terminate his agreement at any time upon one year’s prior written notice, or upon thirty days’ prior notice if for “Good Reason,” subject to the Company’s right to remedy the condition entitling the executive to terminate employment for Good Reason.  Good Reason is defined to include a material change in the executive’s duties, relocation of the corporate headquarters outside 25 miles of its current location, or breach by the Company of any material term of the agreement; and, in each case, the executive must separate from service within a limited period of time, not to exceed sixty days following the occurrence of the reason for the Good Reason termination.  The executive officer may also terminate employment upon 30 days’ written notice within ninety days following a “Change-In-Control.”  Change-In-Control means the occurrence of any one of the following events:  a change in the composition of the Board of Directors of the Company from its composition on the date the agreement was executed such that more than one-third of the directors have changed; the sale or transfer of shares of the Company such that there is a change in the beneficial ownership by more than 30% of the voting shares of the Company; the sale of a substantial portion of the Company’s assets; the Board of Directors’ approval of a liquidation or dissolution of the Company; or a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company as defined under Section 409A of the Internal Revenue Code.  In the event of a termination without Cause, for Good Reason, or upon a Change-In-Control, the executive would be entitled to severance benefits as described below under the heading, “Severance and Change in Control Benefits.”  As of December 31, 2008, each of the employment agreements was amended for the sole purpose of revising the terms of each employment agreement to the extent necessary to avoid the potential adverse tax consequences under Section 409A of the Internal Revenue Code associated with these severance payments and/or to delay certain payments as required under such section.

The compensation arrangements between the Company and Gary Fitlin, our Chief Financial Officer, are set forth in an Offer Letter and a Deferred Bonus Agreement, each executed on October 22, 2009 (collectively, the “Fitlin Agreements”).  Pursuant to the Fitlin Agreements, Mr. Fitlin earns base salary of $158,000 per year plus deferred bonus equal to $75,000 for each full year (or portion thereof) of service during the three-year period ending October 21, 2012.  The deferred bonus payments vested or will vest on October 21 of each of 2010, 2011 and 2012, respectively.  If a change-in-control of Gyrodyne occurs prior to any vesting dates, Mr. Fitlin will receive the amount of any vested deferred bonuses, plus a “pro rata” portion of the bonus for the current period for each month of services rendered.  The deferred bonus will only be paid upon the earlier of a change-in-control of Gyrodyne or October 21, 2012, regardless of when vesting occurs.  Under the Fitlin Agreements, a change-in-control is deemed to occur upon the first to occur of any event described as either a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined under Section 409A of the Internal Revenue Code.

Outstanding Equity Awards at Fiscal Year End

As of the year ended December 31, 2010, there were no unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Severance and Change-in-Control Benefits

As indicated above under the heading “Employment Agreements,” Mr. Maroney and Mr. Pitsiokos are each covered by an employment agreement which specifically provides for a severance payment in the event of a change-in-control, termination by the Company without cause, or by the executive for “good reason.”  On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the employment agreements which had originally provided for an evergreen three-year term.  As a result, the term of the employment agreements ends on June 12, 2012.

Under the employment agreements, as amended to comply with Section 409A, upon any of the events enumerated therein, the executive is entitled to receive an amount equal to three times the executive’s base salary to be paid in a single lump sum cash payment to the extent such amount does not exceed the lesser of the executive’s salary for the two-year period prior to termination or two times the Internal Revenue Code Section 401(a)(17) limitation.  To the extent the amount payable exceeds such limitation, the excess over the limitation is to be paid on the 15th day of the 7th month following the separation of service, with interest equal to prime plus 2%.  In addition to the cash severance payment, each executive will be entitled to receive certain other benefits.

Under the Fitlin Agreements, after one year of service Gary Fitlin became entitled to a six-month severance benefit equal to base salary and the current annual deferred bonus (pro-rated for 6 months) upon an involuntary separation from service (as defined), including a termination of employment following a change-in-control (as defined), unless Mr. Fitlin receives a bonus or other payment under an incentive compensation or other program upon a change-in-control equivalent to at least the severance benefit identified in Mr. Fitlin’s Offer Letter (referred to above).

The primary reasons for providing severance and change-in-control benefits for the executive officers are to retain the executives and their talents and to encourage them to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact continued employment.  As indicated above, as of December 31, 2008, each of the employment agreements was amended to avoid the potential of any adverse tax consequences under Section 409A of the Internal Revenue Code associated with the severance payments and/or to delay certain payments as required under such Code section.

Incentive Compensation Upon a Change-in-Control or Death

The Company believes that providing severance in a change-in-control situation is beneficial to shareholders because it encourages management and the Board to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization.  Toward that end, the Company established an incentive compensation plan in 1999, and the Board approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2010.  The Board approved the amendments to the Incentive Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursues its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value.  Full-time employees and members of the Board are eligible to participate, and rights of all participants vested immediately on February 2, 2010.

The benefits are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “excess dividend” following certain asset sales.  An excess dividend is defined as a dividend in excess of 15% of the Company assets and the dividend is in excess of Company earnings.  Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company's voting stock or the occurrence of certain other specified events.  In the event of a change-in-control, the Incentive Plan provides for a cash payment equal to the difference between the Incentive Plan’s "establishment date" price of $15.39 per share and the per share price of the Common Stock on the closing date, equivalent to 100,000 shares of Common Stock, such number of shares subject to adjustments to reflect changes in capitalization.  For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the date of participation will replace the price of $15.39 for the purpose of calculating the benefit.  The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%).  Messrs. Maroney and Pitsiokos are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Plan with the balance being distributable to other eligible employees (11.5%) and members of the Board of Directors (56.5%).  There are currently 110,000 units granted under the Incentive Plan, equal to 110,000 shares of Common Stock.

In the event of death of a participant, the beneficiary of the participant in the Incentive Plan is entitled to a death benefit.

Payments under the Incentive Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) to the extent any employee or director participant has been granted units at a discount, after October 4, 2004.  In this regard, however, no actual deferral of compensation is intended to exist under this plan since immediate payment is required only upon a change-in-control or the death of participant, regardless of whether any other adverse employment or other events occur.  Nevertheless, on December 27, 2008, the Incentive Plan was amended to incorporate certain applicable provisions of Section 409A in order to avoid the potential of adverse tax consequences associated with the payments due under the plan and/or to delay certain required payments.  Specifically, the amendment provides that in the event of the death of participant, the required payment is to be made within sixty days after the date of death but no later than two and one-half months after the end of the calendar year in which the death occurs.  Further, notwithstanding any other provision, if the participant is a “Specified Employee,” as defined under Code Section 409A (generally, a key employee of a public company, such as the Company) on the date of separation of service or death, then the required amount is to be paid, in a single lump sum cash payment to the extent such amount does not exceed the lesser of the executive’s salary for the two-year period prior to separation of service or death or two times the Internal Revenue Code Section 401(a)(17) limitation.  To the extent the amount payable exceeds such limitation, the excess over the limitation is to be paid on the 15th day of the 7th month following the separation of service or death.

Pension Plan

The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan.  The Pension Plan is believed to provide a reasonable benefit for the executives and all other employees.  The overfunded and (underfunded) status of the Company’s pension plan is included in prepaid pension costs and pension liability in the accompanying consolidated balance sheets and is $1,020,178 and $(279,655) at December 31, 2010 and 2009, respectively.  In compliance with the minimum funding requirements, the Company contributed $200,000 during 2009, with $100,000 applied to the minimum funding requirement for the year ending December 31, 2008.  The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.  The Pension Plan has a significant investment in the Company’s common stock which more than doubled in value during 2010 resulting in the overfunded status of the Pension Plan as of December 31, 2010.

COMPENSATION OF DIRECTORS

During 2009, each director was entitled to receive a fee of $12,000 a year, $1,000 per Board meeting attended and $500 for each Committee meeting attended and was reimbursed for travel and Company business related expenses.  Since September 2004, the Chairman of the Board was also entitled to receive a Chairman’s fee of $24,000 a year.  Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

Effective January 1, 2010, the Board approved a change in the structure of director’s compensation to a flat annual fee payable monthly.  Beginning January 1, 2010, each director is entitled to an annual director fee of $30,000 per year, which includes attendance at Board meetings and committee meetings.  As before, the Chairman of the Board is also entitled to receive a Chairman’s fee of $24,000 per year.  Directors will continue to be reimbursed for travel and other expenses related to Company business.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

The following table shows the compensation earned by each of the Company’s non-officer directors for the year ended December 31, 2010:

	Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

A	Paul L. Lamb	54,000	0	0	0	0	0	54,000

B	Naveen Bhatia	30,000	0	0	0	0	0	30,000

C	Philip F. Palmedo	30,000	0	0	0	0	0	30,000

D	Elliot H. Levine	30,000	0	0	0	0	0	30,000

E	Richard B. Smith	30,000	0	0	0	0	0	30,000

F	Ronald J. Macklin	30,000	0	0	0	0	0	30,000

G	Nader G.M. Salour	30,000	0	0	0	0	0	30,000

Members of the Board are eligible to participate in the Company’s Amended and Restated Incentive Compensation Plan dated as of February 2, 2010, described above under “Incentive Compensation Upon a Change-in-Control or Death.”  Rights of all participants, including the directors named in the table above, vested immediately on February 2, 2010.

RISK CONSIDERATIONS IN THE COMPANY’S COMPENSATION PROGRAMS

The Company believes that any risks arising from its compensation policies and practices for its employees, both executive and non-executive, are not reasonably likely to have a material adverse effect on the Company.  Non-executive employee compensation consists primarily of base salary; there is no formal bonus program and any bonus granted to such employees is within the discretion of management.  The means by which the Company’s executive officers are compensated mitigates the potential for inappropriate or excessive risk-taking by executive officers.  Specifically, as set forth above under “Executive Compensation,” executive compensation consists primarily of salary, a discretionary bonus opportunity for the Company’s chief executive officer and chief operating officer and a contractually-determined bonus for the Company’s chief financial officer which is based on tenure with the Company rather than the achievement of a particular milestone.  Historically, the discretionary bonuses have not been significant components of an executive’s total compensation.  Additionally, in order to reduce any perceived perverse or high risk incentive, in February 2010, the Board approved amendments to the Company’s incentive compensation plan, which now provides benefits upon either a change-in-control of the Company or upon the issuance by the Company of an “excess dividend” following certain asset sales.  See “Incentive Compensation Upon a Change-in-Control or Death” above.  As previously disclosed, in 2009, the employment agreements of Messrs. Maroney and Pitsiokos were amended to terminate the automatic extension provisions contained therein.  These amendments were intended to align the employment agreements with the Company’s strategic plan to position the Company over approximately a three-year period for a liquidity event that will maximize shareholder value, thereby reducing any perceived incentive to act in a manner inconsistent with the Company’s strategic plan of realizing liquidity event(s) within a reasonable period of time.  The Company’s Code of Business Conduct and Ethics, which applies to every officer, director and employee of the Company further seeks to mitigate the potential for inappropriate or excessive risk taking.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

On April 30, 2010, the Company’s then existing lender (the “Bank”) assigned the note (the “Original Note”)  and related mortgage associated with a $1,750,000 line of credit (the “Loan”) between the Bank and the Company to Asia World Marketplace LLC (“AWM”).  Simultaneously with the note assignment, the Company executed and delivered to AWM an amended and restated note (to replace the Original Note), the basic terms of which included a floating rate of interest equivalent to the prime rate plus 3.25% with a floor of 6.5% maturing on June 1, 2011.  Collateral for the loan consisted of approximately 35.1 acres of the Flowerfield Industrial Park including the respective buildings and related rents.  Paul L. Lamb, the Company’s Chairman of the Board, serves as the Manager of AWM.  AWM is a client of Lamb & Barnosky, LLP, which represented AWM in this transaction, and was paid closing fees of $6,585, directly by the Company.  Mr. Lamb is a partner in Lamb & Barnosky, LLP.  Since April 30, 2010, the largest aggregate amount of principal outstanding has been $1,750,000.  In December 2010, the Company borrowed $4,000,000 with a bank and used $1,750,000 of the proceeds to pay off the Loan.  Lamb & Barnosky represented AWM in the Loan payoff and was paid closing fees of $2,045 by the Company.  In the aggregate, the Company made interest payments in the amount of $68,836 in connection with the Loan.

There were no other transactions in effect since January 1, 2009 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

Based solely on our review of the copies of such forms received by us with respect to the fiscal year ended December 31, 2010, and any written representations from reporting persons that no Forms 5 were required, the Company believes that none of the Company’s officers, directors or ten-percent holders failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2010 other than Mr. Lamb who filed one report disclosing three transactions, one of which was a change in form of ownership, that were not reported on a timely basis.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal 2)

The Board of Directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Holtz Rubenstein Reminick LLP (“Holtz Rubenstein”) as independent public accountants of the Company and its subsidiaries for the current fiscal year.  The appointment of Holtz Rubenstein has been ratified by the shareholders every year since 1990.  The Board is requesting ratification of Holtz Rubenstein as independent public accountants for the fiscal year ending December 31, 2011.  This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants.  The report of Holtz Rubenstein with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2010.

In the event the proposal is defeated, the adverse vote will be considered a direction to the Board to select other independent public accountants for the next fiscal year.  However, because of the expense and difficulty of making any substitution of independent public accountants after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2011 will be permitted to stand unless the Board finds other reasons for making the change.

Audit and Other Fees

The following is a summary of the fees billed to the Company by Holtz Rubenstein, its principal accountants, for professional services rendered for the years ended December 31, 2010 and December 31, 2009:

	Fiscal December 31, 2010	Fiscal December 31, 2009
Fee Category
Audit Fees (1)	$81,520	$90,000
Audit-Related Fees (2)	2,867	28,989
Tax Fees (3)	21,531	22,541
All Other Fees (4)	-	-

Total Fees	$105,918	$141,530

(1) Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010 and December 31, 2009, respectively.

(2) Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”  Such services include review of Form 8-K filings, proxy filings and research into various accounting issues.

(3) Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountants for tax compliance, tax advice and tax planning.  The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and research into the tax implications of the Company’s REIT election.

(4) All Other Fees would consist of aggregate fees billed for products and services provided the Company’s principal accountants, other than those disclosed above.

None of the services performed by Holtz Rubenstein for the Company were performed by non-full-time Holtz Rubenstein employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures.  All of the fees shown above were pre-approved by the Audit Committee.

A representative of Holtz Rubenstein is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the Annual Meeting to respond to appropriate questions.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP AS INDEPENDENT ACCOUNTANTS.  THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

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FINANCIAL STATEMENTS

Accompanying this Proxy Statement is the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which includes audited balance sheets and statements of operations and cash flows for each of the two most recent fiscal years.

2012 SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s Proxy Statement for an Annual Meeting of Shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules.  The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting.  Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for next year’s annual meeting must deliver such proposals to the Corporate Secretary on or before July 17, 2012.  The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC’s rule.  Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780.

In order for a shareholder nomination or proposal to be raised from the floor during the 2012 Annual Meeting of Shareholders, the requirements set forth in the Company’s by-laws with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date, or if the number of directors is changed).  For the 2012 Annual Meeting of Shareholders, the written notice must be given not later than August 11, 2012 and no earlier than July 12, 2012.  The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned.  Shareholders proposing nominees for election to the Board of Directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock.  Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to the Board for its consideration.

BY ORDER OF THE BOARD OF DIRECTORS

Peter Pitsiokos
Corporate Secretary

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php.

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote **FOR** Item 1 is recommended by the Board of Directors.

1. To elect two directors to serve for a term of three years and until their successors shall be elected and shall qualify:

Naveen Bhatia	**Term Expiring 2014**	☐ **FOR**	☐ **WITHHELD**
Elliot H. Levine	**Term Expiring 2014**	☐ **FOR**	☐ **WITHHELD**

A vote **FOR** Item 2 is recommended by the Board of Directors.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Dated ____ , 2011

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Signature

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Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.